EXHIBIT 10.8

LEASE AGREEMENT

EXHIBIT 10.8

OFFICE LEASE TABLE OF CONTENTS

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EXHIBIT 10.8

OFFICE LEASE

THIS OFFICE LEASE (the "Lease") is made as of the 21st day of March, 2007 (dated for reference purposes only) between SEAGATE TELEGRAPH ASSOCIATES, LLC, a California limited liability corporation (the "Landlord"), and NILE THERAPEUTICS, a Delaware corporation as named in the Schedule below. The term "Project" means the six story office building and other improvements commonly known as 2850 Telegraph Avenue located in the City of Berkeley ("City"), County of Alameda ("County"), California, as more particularly described in EXHIBIT A. The "Premises" means that portion of the Building described in the SCHEDULE. The Building in which the Premises are located shall be collectively referred to herein as the "Building." The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

SCHEDULE

1.	Tenant: NILE THERAPEUTICS, a Delaware corporation

Address: 689 Fifth Avenue, 14th Floor, New York, NY, 10022 (until lease commencement date, and thereafter, the Premises).

2.	Premises: Approximately 2,332 rentable square feet on the Third Floor of the Building located at 2850 Telegraph Avenue, designated as Suite 310, Berkeley, CA 94704.

3.	Permitted Use: Administrative and general office use, as a therapeutical sales office.

4.	Term: Three (3) years.

5.	Commencement Date: May 1, 2007, or substantial completion of Tenant Improvement Work, which ever occurs first. Rental Commencement shall be May 1,2007.

6.	Expiration Date: April 30,2010

7.	Rent and Other Charges Payable by Tenant:

a.
Base Rent: Initially 2,332sf multiplied by $2.61psf, which equals Six Thousand Eighty-Seven and 00/100 ($6,087.00) Dollars per month for the first month, which shall be paid upon Lease execution, and thereafter, payable monthly as set forth in the schedule below:

FOR THE PERIOD	MONTHLY BASE RENT	ANNUAL BASE RENT
May 1,2007 through April 30, 2008	$6,087	$73,044
May 1,2008 through April 30, 2009	$6,320	$75,840
May 1,2009 through April 30, 2010	$6,553	$78,636

b.	Other Periodic Payments: Tenant shall be responsible for payment of Tenant's Proportionate Share of certain charges such as operating costs and taxes in excess of the Base Year and Additional Rent.

8.	Tenant's Proportionate Share: 3.39% of Building (based on 68,857 rentable square feet in the Building)

9.	Prepaid Rent: $6,087.00, representing the first month Base Rent, payable upon Tenant's execution of Lease.

10.
Security Deposit: Fourteen Thousand and NO/100 ($14,000.00) Dollars, payable upon Tenant's execution of Lease, together with the Prepaid Rent will make a total amount due along with presentation of the signed lease, in an amount equal to Twenty Thousand Eighty-Seven and NO/00 ($20,087.00) Dollars.

11.
Parking Spaces: Four (4) spaces in common with all other tenants in the Property, available on an unreserved basis; and charged at prevailing rates, which may be adjusted by Landlord in its sole discretion, from time to time

12.	Base Year: 2007

13.	Tenant's Real Estate Broker for this Lease: Nick Polsky of CB Richard Ellis

14.	Landlord's Real Estate Broker for this Lease: Ann Lovi of Collier's International

15.	Tenant Improvement Allowance: (Intentionally Deleted)

EXHIBIT A: SITE PLAN OF PREMISES

EXHIBIT B: RULES AND REGULATIONS

EXHIBIT C: TENANT IMPROVEMENT AGREEMENT AND WORK LETTER

LEASE AGREEMENT

On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Expiration Date unless extended or sooner terminated pursuant to this Lease.

A.	COMMENCEMENT DATE.

The commencement date (the "Commencement Date") for this Lease is the date set forth in the Schedule. Tenant agrees and acknowledges that the Commencement Date shall not be delayed as a result of any delays which may occur in the completion of the "Tenant Improvements," as described in Section 4 and the Tenant Improvement Agreement and Work Letter, attached hereto as EXHIBIT C. If Landlord does not deliver possession of the Premises by the Commencement Date, for any reason whatsoever, then this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Furthermore, no delay in delivery of possession shall in any way operate to extend the Expiration Date or any other obligation of Landlord or Tenant hereunder, provided, however, the Monthly Base Rent shall be waived for the period between the Commencement Date and the date when Landlord delivers possession of the Premises to Tenant. In the event Landlord is unable to deliver possession of the Premises within ninety days after the Commencement Date, either party may elect to cancel this Lease by giving the other party written notice of its election to cancel and the Lease shall be canceled as of the date of the Notice. If the delay in Commencement is in no way related to Tenant's actions or inactions, Landlord shall return any prepaid rent and Security Deposit and neither party shall have any further liability under this Lease.

B.	EXPIRATION DATE.

The expiration date (the "Expiration Date") of this Lease is the date set forth in the Schedule.

C.	EARLY OCCUPANCY.

During the period commencing on the date the original of this fully executed Lease is delivered to Tenant and ending on the Commencement Date (the "Early Occupancy Period"), Tenant shall be permitted to enter the Premises for the purposes of installing certain trade fixtures and the Tenant Improvements, provided that Tenant's occupancy of the Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease, including, without limitation, Tenant's obligations under the Tenant Improvement Agreement, Section 9 (regarding Tenant's compliance with applicable laws and building rules obligation), and Section 10 (regarding Tenant's indemnity and insurance obligations), except Tenant's obligation to pay Base Rent shall not commence until the earlier of the Commencement Date or the date Tenant commences to do business in the Premises. Notwithstanding the foregoing, Tenant shall pay for all utility costs incurred by Landlord to the extent they relate to Tenant's work in the Premises during the Early Occupancy Period. In addition, if Tenant occupies any part of the Premises during the Early Occupancy Period for purposes of doing business, then Tenant shall pay all Base Rent, Operating Cost Share Rent and Tax Share Rent at the rate for the first Lease Year as set forth in the Schedule prorated for any partial month.

RENT

D.	TYPES OF RENT.

Tenant shall pay the following Rent in the form of a check to Landlord at the following address (or in such other manner as Landlord may notify Tenant):

SEAGATE TELEGRAPH ASSOCIATES, LLC.
c/o SEAGATE PROPERTIES, INC.
980 Fifth Avenue
San Rafael, CA 94901

(1)  Base Rent payable in monthly installments in advance, without prior notice or demand, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

(2)  Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, in excess of the Base Year, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Section 2.B.

(3)  Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, in excess of the Base Year, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2.B and 2.C.

(4)  Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any late charge and any interest for late payment of any item of rent.

(5)  Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant. All payments due from Tenant to Landlord hereunder shall be paid to Landlord, without notice, demand, deduction, recoupment, offset or counterclaim, and without relief from any valuation or appraisement laws, and in lawful money of the United States of America in the manner specified in Section 2.

E.	PAYMENT OF OPERATING COST SHARE RENT AND TAX SHARE RENT.

(1)  Payment of Estimated Operating Cost Share Rent and Tax Share Rent Landlord shall estimate the Operating Costs and Taxes of the Project by March 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project. Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (l/12th) of Tenant's Proportionate Share, in excess of the Base Year, of this estimate, multiplied by the number of months that have elapsed in the applicable Lease Year (as defined in Section 2.C.(4) hereof) to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (l/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

(2)  Correction of Operating Cost Share Rent Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 1st of each Lease Year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs Incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due or if the Lease has expired, Landlord shall promptly pay any such excess to Tenant and Tenant shall promptly pay any amounts then due.

(3)  Correction of Tax Share Rent Landlord shall deliver to Tenant a report for the previous Lease Year (the "Tax Report") by May 1SI of each Lease Year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due or if the Lease has expired, Landlord shall promptly pay any such excess to Tenant and Tenant shall promptly pay any amounts then due.

F.	DEFINITIONS.

(1)  Included Operating Costs "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance (including the related deductibles), repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease and a management fee equal to five (5%) percent of all Gross Rental derived from the Building ("Gross Rental" shall mean Base Rent and any Additional Rent payable by tenants). Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time or to replace existing capital improvements, facilities and equipment within the Building or the common areas of the Project, such as the roof membrane, the roof, structural elements of the Building, and resurfacing of the parking areas (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten (10%) percent per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand ($10,000) Dollars in which case it shall be expensed in the year in which it was incurred. Operating Costs shall not include Property Taxes, depreciation on the Building other than depreciation on exterior window coverings provided by Landlord and carpeting in public corridors and common areas and the personal property referred to above; costs of tenants' improvements in excess of tenant standard; real estate brokers' commissions, attorneys' fees and expenses incurred in connection with negotiations or disputes with Building tenants or prospective Building tenants and any expense to the extent Landlord receives direct reimbursement by tenants, insurers or other third parties. Notwithstanding anything to the contrary contained in this Section 2.C.(1), Operating Costs shall only include (i) Operating Costs fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project. If the Project is not fully occupied during any portion of any Lease Year, Landlord may adjust Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. Landlord may incorporate such adjustments in its estimates of Operating Costs.

(2)  Taxes "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied by any state, county, municipality or other governmental authority on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Project and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction. Notwithstanding anything to the contrary contained in this Section 2.C.(2), Taxes shall include only those Taxes (i) fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project. For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

(3)  Base Year The term "Base Year" shall mean the Operating Costs and Taxes incurred by Landlord during the calendar year as set forth under Section 12 in the Schedule hereinabove.

(4)  Lease Year "Lease Year" shall mean each twelve month period during the term hereof ending on December 31; provided that the first Lease Year shall commence upon the commencement of the term hereof and shall end on the next succeeding December 31, and the last Lease Year shall end upon the expiration of the term hereof.

G.	COMPUTATION OF BASE RENT AND RENT ADJUSTMENTS.

(1)  Prorations If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day of the Lease Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Lease Year.

(2)  Default Interest Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of eighteen (18%) percent per annum or the maximum rate permitted by law.

(3)  Books and Records Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with its standard operating procedures and practice and generally accepted accounting principles. Provided Tenant is not otherwise in default under this Lease, Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's applicable local office or other location designated by Landlord upon at least seventy-two (72) hours prior written notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said ninety-day (90) period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs and Taxes in the aggregate overstated the amounts thereof by more than five (5%) percent.

(4)  Miscellaneous So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

PREMISES

The exact boundaries of the Premises shall extend to the unfinished interior surface of all perimeter walls, except glazing, which shall be included within the Premises, the unfinished surface of all floors, and the underside of the floor above the Premises that forms the ceiling of the Premises. Notwithstanding the foregoing, the Premises shall not be deemed to include the roof, the exterior surface of the walls of the Premises, any structural portions of the Building or any utility installations serving other portions of the Building. Landlord reserves to itself the use of the roof, exterior walls and the area beneath the Premises, together with the right to install, maintain, use, repair and replace plumbing, telephone facilities, equipment, machinery, connections, pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Building. The square footage of the Premises shall be determined in accordance with the BOMA Standards. Not later than 15 days before the Commencement Date, Tenant shall have the right to measure the Premises and determine the rentable square footage thereof. If the rentable square footage contained in the Premises is more or less than the square footage identified in the Schedule, then the Rent and Tenant's Proportionate Share shall be adjusted to reflect the actual rentable square footage contained within the Premises.

CONDITION OF PREMISES

Tenant represents, warrants and covenants to Landlord that, as of the date of this Lease, Tenant has conducted its own investigation of the Premises and the physical condition thereof, including, without limitation, the accessibility and location of utilities, the improvements, the presence of Hazardous Substances (defined hereinafter), and any other matters which in Tenant's judgment might affect or influence Tenant's use of the Premises or Tenant's willingness to enter into this Lease. Tenant recognizes that Landlord would not lease the Premises except on an "as is" basis and acknowledges that, except as set forth in this Lease, Landlord has made no representation of any kind in connection with the improvements to, or the physical conditions on, or bearing on the use of, the Premises. Tenant shall rely solely on Tenant's own inspection and examination of such items and not on any representations of Landlord, express or implied. Landlord shall deliver the Premises to Tenant in the same arrangement and condition as the Premises now are, reasonable wear and tear excepted, and that Landlord, except as may be expressly agreed by Landlord in writing as set forth in the Tenant Improvement Agreement and Work Letter (the "Work"), set forth herein as Exhibit C attached and made a part hereof, has no obligation to alter, repair, renovate, or render fit for Tenant's occupancy, any part of the Premises. Upon execution of this Lease, Tenant shall be deemed fully satisfied with the results of Tenant's inspection and examination of all such items. Landlord shall be solely responsible for constructing those certain interior tenant improvements ("Tenant Improvements") within the Premises in accordance with the terms and conditions set forth in the Tenant Improvement Agreement and Work Letter attached hereto as EXHIBIT C. Tenant agrees and acknowledges that Landlord shall have no liability or responsibility whatsoever for the construction of the Tenant Improvements, except that Landlord agrees to provide as set forth in the Tenant Improvement Agreement and Work Letter.

PROJECT SERVICES

Landlord shall furnish services as follows:

H.	HEATING AND AIR CONDITIONING.

During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's reasonable judgment, for normal business operations, except to the extent Tenant fails to take reasonable steps to ensure the efficient heating and cooling of the Premises (e.g., keeping all exterior doors, windows and blinds closed) or installs equipment which adversely affects the temperature maintained by the air conditioning system; provided if the outside temperature exceeds 95° degrees F dry bulb, then Tenant acknowledges that the temperatures within the Premises may be slightly higher than usual. If Tenant installs such equipment, Landlord may reasonably require that Tenant install supplementary air conditioning units in the Premises and pay the cost of installation, operation and maintenance thereof. Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all the then current charges for such additional heating or air conditioning. The current hourly charge for after-hours HVAC use is $35.00 per hour, provided that Landlord reserves the right to change this rate at any time during the Term without notice to Tenant.

I.	ELEVATORS.

If the Building is equipped with one or more elevators, Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. If the Building is equipped with a freight elevator, Landlord shall provide freight elevator service at reasonable hours at Tenant's request, subject to scheduling by the Landlord and payment for the service by Tenant.

J.	ELECTRICITY.

Landlord shall provide sufficient electricity to operate normal office equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its sub-metered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2.A (4) to pay its Proportionate Share of Operating Costs.

K.	WATER.

Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2.A (4) to pay its Proportionate Share of Operating Costs. Tenant shall take reasonable actions so as to avoid allowing water to be wasted.

L.	JANITORIAL SERVICE.

Landlord shall furnish janitorial service Monday through Friday as generally provided to other tenants in the Project and consistent with specifications for other Class A office buildings for the City of Berkeley, California. With reasonable prior notice from Tenant, Landlord shall also provide additional janitorial service on weekends or holidays at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of such additional janitorial services. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2.A (4) to pay its Proportionate Share of Operating Costs.

M.	INTERRUPTION OF SERVICES.

Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant or relieve Tenant from fulfillment of any covenant or agreement hereof. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant's obligations hereunder shall not be affected by any such action of Landlord. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by law.

ALTERATIONS AND REPAIRS

N.	LANDLORD'S CONSENT AND CONDITIONS.

Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises. Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work. The following requirements shall apply to all Work:

(1)  Prior to commencement, Tenant shall furnish to Landlord building permits, and certificates of insurance reasonably satisfactory to Landlord.

(2)  Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

(3)  The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

(4)  Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

(5)  Tenant shall perform all Work in compliance with any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Work is performed. As of the date of this Lease, there are no Policies, Rules and Procedures for Construction Projects which have been established for this Project.

(6)  Tenant shall reimburse Landlord any and all costs and expenses incurred by Landlord in connection with the construction of the Work, including, without limitation, utilities, trash removal, and temporary barricades, and the review of any plans and specifications. Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, materials, and all other costs of the Work whether or not Landlord's employees or contractors perform the Work.

(7)  Upon completion, Tenant shall furnish Landlord with full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation relating to the Work, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at such time.

(8)  Notwithstanding anything to the contrary contained in this Lease, Landlord's approval of any contractors, subcontractors, engineers, architects, suppliers, plans or specifications submitted pursuant hereto shall not be deemed a warranty as to the adequacy of the design, workmanship, quality of materials or compliance with any applicable laws.

(9)  Landlord may require Tenant to provide Landlord at Tenant's sole cost and expense a completion and performance bond in an amount equal to the estimated cost of the Work to insure Landlord against any liability for mechanic's or materialmens' liens and to insure the completion of the Work.

O.	REPAIRS.

If any part of the mechanical, electrical or other systems in the Premises (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair in compliance with all applicable Governmental Requirements; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand. It is a condition precedent to all Landlord's obligations to repair and maintain that Tenant shall have notified Landlord of the need of such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the cost of such repairs from the Rent due under this Lease.

P.	NO LIENS.

Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

Q.	OWNERSHIP OF IMPROVEMENTS.

All Work as defined in this Section 6, partitions, hardware, and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon termination without compensation to Tenant, or (ii) shall at Landlord's option be removed in accordance with Section 6.E below.

R.	REMOVAL UPON TERMINATION.

Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Premises and Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects pursuant to Section 6.E shall be removed by Tenant, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

USE OF PREMISES

S.	LIMITATION ON USE.

Tenant shall use the Premises only for the Permitted Use stated in the Schedule. Any material change in the character of Tenant's business or use shall constitute a default under this Lease. Nothing contained in this Lease shall grant to Tenant the exclusive right to conduct within the Building the business to be conducted by Tenant within the Premises or otherwise limit the right of Landlord to lease space in the Building to any other tenants as it deems proper. Tenant shall not conduct or permit to be conducted in the Premises any sale by auction, or any fire, distress or bankruptcy sale, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or cause, maintain or permit any nuisance in, or about the Premises or commit or suffer to be committed any waste in or upon the Premises. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Project, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause authority to rescind its designation or to be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

T.	SIGNS.

Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Any approved signs shall strictly conform to all Governmental Restrictions, any CC&R's recorded against the Project, and any sign criteria which may be established by Landlord and in effect at the time, and shall be installed (and removed upon the Expiration Date) at Tenant's expense. Tenant, at its sole cost and expense, shall maintain such signs in good condition and repair, (including the repair of any damage caused to the Building and/or Project upon the removal of such signs). Landlord current Signage Standards are on file and available upon request from the Landlord's corporate office, and are subject to change from time to time. Notwithstanding the foregoing, Landlord, at its cost, shall include Tenant's name in the lobby directory for the Building.

U.	PARKING.

Landlord shall provide Tenant up to the number of parking stalls specified in the Schedule on an unreserved basis in Landlord's parking facilities (the "Parking Facilities"). The parking stalls are charged to Tenant at the prevailing rates which may be adjusted from time to time by Landlord in its sole discretion. The use of the Parking Facilities shall be in common with other tenants of the Project upon a first-come, first-served basis and on other reasonable, nondiscriminatory terms and conditions, as may from time to time be established by Landlord. Tenant agrees to cooperate with Landlord and other tenants in the Project in the use of the Parking Facilities. Access to the surface parking lot and underground parking garage shall be subject to control by Landlord. Landlord reserves the right in its sole discretion to alter, change or improve the Parking Facilities. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Landlord assumes no liability for damage or injuries, theft, collision, fire or damage of Tenant, its employees, customers and invitees and/or their vehicles and Landlord shall not be responsible for articles left in vehicles or for damages for loss of use of any vehicle. Tenant waives any and all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Parking Facilities, including, without limitation, loss of use of any one or all of the Parking Facilities.

V.	PROHIBITION AGAINST USE OF ROOF AND STRUCTURE OF BUILDING.

Tenant shall be prohibited from using any all or any portion of the roof of the Building or any portion of the structure of the Building during the Tenancy of this Lease (or any extensions thereof) for any purposes.

INTRABUILDING NETWORK CABLES

Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant agree as follows:

W.	TENANT'S RESPONSIBILITY.

At its sole cost and expense, Tenant agrees to install, maintain, and repair all telecommunication cabling, wiring, and risers in the Premises or through the Building to Tenant's telephone panel as may be required to for Tenant's use of the Premises. Any costs incurred by Landlord caused by such installation or to comply with governmental laws, rules, and regulations in connection with such installation, will be for the account of Tenant, and within ten (10) days Tenant will pay all invoices for those costs as Additional Rent. Tenant shall also be responsible, at Tenant's sole cost and expense, for any of Tenant's telephones, telecopiers, computers, routers, telephone switching, telephone panels and related equipment.

X.	LANDLORD'S RIGHT OF ENTRY.

In addition to Landlord's other rights of entry under this Lease, Landlord has the right to enter the Premises to install, maintain, and repair telecommunications cabling, wiring, and risers for the benefit of other tenants of the Building.

Y.	ALTERATIONS BY TENANT.

Regardless of Tenant's other rights under the Lease to make alterations to the Premises, Tenant may not alter or modify the telecommunication cabling, wiring, and risers located in the Premises or throughout the Building or otherwise without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

Z.	SERVICE PROVIDER.

Tenant agrees that the installation, maintenance, and repair of Tenant's telecommunications cabling, wiring and risers in the Premises or through the Building will be done by Landlord's approved service provider or any other independent contractor that Landlord may approve in writing in advance, which approval shall not be unreasonably withheld.

AA.	INDEMNIFICATION.

Tenant agrees to indemnify, release, defend, and hold Landlord harmless against any damages, claims, or other liability resulting from the installation, repair, or maintenance, of Tenant's telecommunications calling, wiring and risers in the Premises or through the Building including, but not limited to, the costs of repair, the costs of handling complaints from other tenants in the Building, and any damages resulting from the interruption in service to other tenants in the Building. Tenant releases Landlord from any losses, claims, injuries, damages, or other liability, including, but not limited to, consequential damages, whether to persons or property and no matter how caused, in any way connected with the interruption of telecommunications services to the Premises due to the failure of any telecommunications cabling, wiring, or risers. Tenant expressly waives any right to claim that the interruption of such services constitutes grounds for a claim of abatement of rent, of constructive eviction, or for termination of this Lease.

GOVERNMENTAL REQUIREMENTS AND BUILDING RULES

Tenant shall comply with all Governmental Requirements applying to its use, repair and maintenance of the Premises. Landlord and Tenant acknowledge and agree that Tenant's obligation to comply with the legal requirements as provided herein is a material part of the bargained for consideration under this Lease. Tenant's obligation hereunder shall include, without limitation, the responsibility of Tenant to make substantial repairs and alterations to the Premises (including any Improvements), regardless of, among other factors, the relationship of the cost of curative action to the rental under this Lease, the length of the then remaining term of this Lease, the relative benefit of the repairs to Tenant, the degree in which the curative action may interfere with Tenant's use or enjoyment of the Premises, the likelihood that Landlord or Tenant contemplated the particular Governmental Requirements involved, and whether the Governmental Requirements involved are related to Tenant's particular use of the Premises. No occurrence or situation arising during the term hereof, nor any present or future Governmental Requirements, whether foreseen or unforeseen, and however extraordinary, shall relieve Tenant from its obligations hereunder, or shall give Tenant any right to terminate this Lease in whole or in part or to otherwise seek redress against Landlord. Tenant waives any rights now or hereafter conferred upon it by any existing or future law to terminate this Lease, to receive any abatement, diminution, reduction or suspension of payment of rent, or to compel Landlord to make any repairs to comply with any such Governmental Requirements, on account of any such occurrence or situation. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in EXHIBIT B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. All Work, alterations, repairs or improvements performed by Tenant shall comply with the provisions of Section 6 of this Lease and any applicable "Policies, Rules and Regulations for Construction Projects" which may be reasonably established by Landlord and in effect at the time. Notwithstanding the foregoing, Landlord shall be responsible for all ADA compliance costs required to be incurred in connection with the common areas of the Project, except that Tenant shall be solely responsible for all ADA compliance costs which are required to be incurred in connection with the common areas of the Project as a result of Tenant's particular use or activities (e.g., alterations or repairs). Tenant shall be solely responsible for all ADA compliance costs which are required to be incurred within the Premises during the Term. Landlord makes no representations or warranties regarding the Project's or the Premises' compliance with the ADA.

WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE

BB.	WAIVER OF CLAIMS.

To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, its agents or employees. To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant, its agents or employees.

CC.	INDEMNIFICATION.

Except for Landlord's or its agent's, employees or contractors willful misconduct or active negligence, Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, liability, damage or loss, and from and against any and all costs and expenses, including reasonable attorneys' fees, arising out of: (a) any injury to or death of any person or damage to or destruction of any property, from any cause whatsoever occurring in or about the Premises or the Building or the Project, and, if occurring in or about any portion of the common areas or elsewhere in or about the Building or the Project, when such injury or damage shall be caused in whole or in part by the act, neglect, default or omission of any duty by Tenant, its agents, employees or invitees or otherwise by any conduct, or (b) transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations. The provisions of this Section 10.B shall survive the termination of this Lease.

Except for Tenant's or its employees, agents, contractors or invitees willful misconduct or active negligence, Landlord shall indemnify, defend, and hold Tenant harmless from any and all claims, liability, damage or loss, and from and against any and all costs and expenses, including reasonable attorneys' fees, arising out of: any injury to or death of any person or damage to or destruction of any property, occurring in or about the Building or the Project, when such injury or damage shall be caused in whole or in part by the willful misconduct or active negligence of Landlord, its agents, employees or contractors.

DD.	TENANT'S INSURANCE.

Tenant shall maintain insurance as follows:

(1)  Commercial General Liability Insurance, with (a) contractual liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Three Million Dollars ($3,000,000).

(2)  Property Insurance against "All Risks" of physical loss covering the replacement cost of all Improvements. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

(3)  Workers' Compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident $500,000
Disease - Policy Limit $500,000
Disease - Each Employee $500,000

(4)  Such insurance which Tenant is required to maintain shall contain a waiver of subrogation provision in favor of Landlord and its agent. If in the opinion of Landlord's insurance advisor, based on a substantial increase in recovered liability claims, the aforesaid amounts of coverage are no longer adequate, then such coverage shall be proportionately increased. Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds. The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the State of California. Such insurance companies shall have a A.M. Best rating of A VI or better. Should this Lease be canceled due to damage or destruction to or condemnation of the Premises and Tenant is thus relieved of its obligation to restore or rebuild the improvements on the Premises, any insurance proceeds for damage to the Premises, including all fixtures and leasehold improvements thereon, shall belong to Landlord, free and clear of any claims by Tenant.

(5)  Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(a) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($ 1,000,000) with respect to personal injury, death or property damage.

(b) Workers' Compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident $500,000
Disease - Policy Limit $500,000
Disease - Each Employee $500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents. Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor, insurance policies.

EE.	INSURANCE CERTIFICATES.

Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant. E.

FF.	LANDLORD'S INSURANCE.

Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. The cost of any premium for Landlord's insurance shall be included as part of the Operating Costs. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

FIRE AND OTHER CASUALTY

GG.	TERMINATION.

If a fire or other casualty causes substantial damage to the Building or the Premises, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration to the Building and Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building or the Premises, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 11 .A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with a reasonable abatement of Rent for any portion of the space which has been untenantable after the casualty.

HH.	RESTORATION.

If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, the building-standard tenant improvements, or the basic Building, as the case may be, and Tenant shall, at Tenant's expense, replace or fully repair its damaged improvements (including any Tenant Improvements in excess of the building standard), personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents or employees. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

EMINENT DOMAIN

If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken, provided Tenant can terminate this Lease if any material portion of the Premises is taken such that the conduct of Tenant's business activities is not reasonably possible. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

RIGHTS RESERVED TO LANDLORD

Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

II.	NAME.

To change the name of all or any of the Buildings or the Project, or the street address of the Buildings or the suite number(s) of the Premises.

JJ.	SIGNS.

To install, modify and/or maintain any signs on the exterior and in the interior of the Buildings or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

KK.	WINDOW TREATMENTS.

To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

LL.	KEYS.

To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall be required to obtain Landlord's consent, which consent shall not be unreasonably withheld, to install additional security measures in the Premises (i.e. card reader), at Tenant's sole cost and expense; provided, however, that the installation and use of such security measures shall not interfere with Landlord's ability to access the Premises in emergencies.

MM.	ACCESS.

To have access to the Premises with twenty-four (24) hour prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Landlord may make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or additions to any other portion of the Building or Project, provided, however, that all such work shall be done as promptly as reasonably possible, and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry.

NN.	PREPARATION FOR REOCCUPANCY.

To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

OO.	HEAVY ARTICLES.

To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

PP.	SHOW PREMISES.

To show the Premises to, prospective purchasers, brokers, lenders, mortgagees, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises; and to show the Premises to prospective tenants during the last six (6) months of the Term, provided that Landlord gives at least twenty-four (24) hour notice to Tenant and does not materially interfere with Tenant's use of the Premises.

QQ.	RELOCATION OF TENANT.

To relocate the Tenant, upon thirty (30) days' prior written notice, from all or part of the Premises (the "Old Premises") to another area in the Project (the "New Premises"), provided that:

(1)  The size of the New Premises is at least equal to the size of the Old Premises;

(2)  Landlord pays the cost of moving the Tenant, including reasonable cost of telecommunications wiring, stationery and cost of moving Tenant's furnishings and improving the New Premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the New Premises.

RR.	USE OF LOCKBOX.

To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.

SS.	REPAIRS AND ALTERATIONS.

To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may reasonably perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

TT.	LANDLORD'S AGENTS.

If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

UU.	BUILDING SERVICES.

To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

VV.	USE OF ROOF.

To permit Landlord (or any entity selected by Landlord) to install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of the Building or to use the roof of the Building in any other manner, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant's use of the Premises.

WW.	OTHER ACTIONS.

To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building and the Premises.

TENANT'S DEFAULT

Any of the following shall constitute a default by Tenant:

XX.	RENT DEFAULT.

Tenant fails to pay any Rent when due after any statutory notice period;

YY.	ASSIGNMENT/SUBLEASE OR HAZARDOUS SUBSTANCES DEFAULT.

Tenant defaults in its obligations under Section 19 Assignment and Sublease or Section 30 Hazardous Substances;

ZZ.	OTHER PERFORMANCE DEFAULT.

Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

AAA.	CREDIT DEFAULT.

One of the following credit defaults occurs:

(1)  Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

(2)  Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

(3)  Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest and such levy or attachment is not lifted or otherwise removed within fifteen (15) days.

BBB.	VACATION OR ABANDONMENT DEFAULT.

Tenant vacates or abandons the Premises.

LANDLORD REMEDIES

Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

CCC.	TERMINATION OF LEASE OR POSSESSION.

If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. In the latter case, this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

DDD.	POSSESSION TERMINATION DAMAGES.

If Landlord elects to terminate Tenant's possession without terminating this Lease and Landlord takes possession of the Premises itself, then Landlord may re-let for Tenant's account all or any portion of the Premises for such rent, length of time and other terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in re-letting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing of the Premises. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

EEE.	LEASE TERMINATION DAMAGES.

If Landlord elects to terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

(1)  The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

(2)  The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(3)  The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(4)  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for re-letting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to re-let the Premises; plus

(5)  At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California. The "worth at the time of award" of the amounts referred to in Sections 15.C (1) and 15.C (2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 15.C (3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

FFF.	CONTINUATION OF LEASE.

In the event Tenant breaches this Lease and abandons the Premises and Landlord does not elect to terminate this Lease by reason of such breach and abandonment, this Lease shall continue in full force and effect, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.4 of the California Civil Code, including the right to recover rent as it falls due. Without any obligation to Tenant to do so, Landlord may also re-let the Premises as the agent of Tenant and for Tenant's account for such term, which may extend beyond the term of this Lease, and upon such other reasonable terms and conditions as Landlord may deem appropriate. Landlord may do all things reasonably necessary for such re-letting, including repair, remodeling and renovating of the Premises, and Tenant shall reimburse Landlord on demand for all reasonable costs incurred by Landlord in connection therewith. In the event Landlord re-lets the Premises, Landlord shall apply any sums received upon such re-letting in the following order of priority: (1) to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, (2) the payment of all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default, (3) to the payment of all costs incurred by Landlord in restoring the Premises to good order and repair, or in remodeling, renovating or otherwise preparing the Premises for reletting, (4) to the payment of all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises, (5) to the payment of rent due and unpaid hereunder, and (6) the balance, if any, to the payment of future rent as the same may become due hereunder. Notwithstanding any determination by Landlord not to elect to terminate this Lease, Landlord may at any time elect to terminate this Lease for any previous breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default.

GGG.	LANDLORD'S REMEDIES CUMULATIVE.

All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

HHH.	WAIVER OF TRIAL BY JURY.

EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED TN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM. LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH THIS LEASE OR THE PREMISES.

III.	LITIGATION COSTS.

Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

SURRENDER

Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the HVAC, plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all Tenant's personal property and all of Tenant's alterations required to be removed pursuant to Section 6.E, and restore the Premises to its condition prior to their installation. If Tenant fails to remove any alterations and/or Tenant's personal property, and such failure continues after the termination of this Lease, Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

HOLDOVER

Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of the Base Rent, Operating Cost Share Rent and Tax Share Rent at one hundred fifty (150%) percent of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

SUBORDINATION TO GROUND LEASES AND MORTGAGES

JJJ.	SUBORDINATION.

This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. At any time that the Project is made subject to any ground lease or mortgage, Landlord shall use commercially reasonable efforts to cause the mortgagee or ground lessor to deliver to Tenant a non-disturbance agreement reasonably acceptable to Tenant, providing that so long as Tenant is not in default under the Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Project.

KKK.	TERMINATION OF GROUND LEASE OR FORECLOSURE OF MORTGAGE.

If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as, a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

LLL.	DEFINITIONS.

As used in this Section 18.C, "mortgage" shall include "trust deed" and "deed of trust", "mortgagee" shall include '"trustee," "beneficiary" and the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors, and assigns, however remote.

ASSIGNMENT AND SUBLEASE

MMM.	IN GENERAL.

Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

"Assign" or "Assignment" As used in this paragraph, the term "assign" or "assignment" shall include the following:

(1)  If Tenant is a corporation: (1) any dissolution, merger, consolidation, or other reorganization of Tenant; (2) a sale of more than 50% of the value of the assets of Tenant; or (3) if Tenant is a corporation with fewer than 35 shareholders, a sale or other transfer of more than 50%, at any one time or in the aggregate, of such party's capital stock of Tenant.

NNN.	LANDLORD'S CONSENT.

Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed sublease is for less than the entire Premises or for less than the remaining Tenancy of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

OOO.	PROCEDURE.

Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in a form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

PPP.	EXCESS PAYMENTS.

If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the prorata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent, seventy-five (75%) percent of any such excess immediately upon receipt; provided that prior to sharing such portion of excess rent with Landlord, Tenant shall be first entitled to reimburse itself for all reasonable leasing commissions, attorneys' fees and tenant improvements costs which were specifically and reasonably incurred in connection with such assignment of this Lease or sublet of the Premises.

QQQ.	RECAPTURE.

For any proposed sublease which would sublet a portion of the Premises for the remainder of the Term, or assignment which would assign this Lease for the remainder of the Term, Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

RRR.	EFFECTIVENESS OF CONSENT.

Provided Landlord has consented to such assignment or subletting, Tenant shall be free to assign this Lease or sublet the Premises, subject to the following conditions: (1) at the time of the transfer, Tenant is not in default under the Lease or would not be in default under the Lease but for the pendency of any grace or cure period; (2) the assignment or subletting shall be on the same terms set forth in the notice given by Tenant to Landlord; (3) assignment or sublease shall be valid and no sublessee shall take possession of the Premises until an executed counterpart of the assignment or sublease has been delivered to Landlord; and no assignee or sublessee shall have a right further to sublet.

SSS.	TENANT'S WAIVER.

Tenant shall not be entitled to, and Tenant hereby waives any right it may have to make any claim for, money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting or as provided for herein. Tenant's sole remedy shall be an action or proceeding to enforce any provision hereof, or for specific performance, injunction or declaratory judgment. Tenant acknowledges that Tenant's rights hereunder satisfy the conditions set forth in Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease, and which provides, in part: "The lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations)."

TTT.	CONTINUING LIABILITY OF TENANT.

Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from another person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

CONVEYANCE BY LANDLORD

If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

ESTOPPEL CERTIFICATE

Each party shall, within ten (10) business days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Expiration Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

LEASE DEPOSIT

Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease to Landlord, the cash sums set forth in the Schedule for both Prepaid Rent and Security Deposit (collectively, the "Lease Deposit"). The Prepaid Rent shall be applied by Landlord against the first full month's Base Rent payment obligation hereunder. The Security Deposit shall be held by Landlord as security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant is in default under this Lease more than two (2) times within any Lease Year, irrespective of whether such default is cured, then, without limiting Landlord's other rights or remedies available under this Lease, at law or in equity, the Security Deposit shall automatically be increased by an amount equal to three (3) times the original Security Deposit. If Tenant defaults under this Lease, Landlord may apply all or any part of the Lease Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord restore the Security Deposit to its full amount. No trust relationship is created herein between Landlord and Tenant with respect to the security deposit. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term provided, however, that Landlord may retain the Security Deposit as security for the payment of any adjustment in rent or additional rent following an expiration or termination of the Lease, and, upon such adjustment apply the retained Security Deposit against the amount due Landlord. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

FORCE MAJEURE

Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations: controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, or any other cause of any kind beyond the reasonable control of Landlord (except financial inability) (collectively "Force Majeure").

TENANT'S PERSONAL PROPERTY AND FIXTURES

In addition to any statutory lien granted to lessors under California law, Landlord shall have, at all times, and Tenant hereby grants and agrees to grant Landlord, a valid security interest to secure payment of all rental and all other sums payable under this Lease upon all goods, equipment, fixtures, furniture, improvements, inventory, chattel, and other personal property of Tenant presently, or which may hereafter be, situated within the Premises or used in connection therewith wherever located, whether now owned or hereafter acquired, and all proceeds therefrom, including, without limitation, insurance proceeds (collectively "Personal Property"). Landlord may, in addition to any other remedies provided elsewhere herein or allowed by law, all of which are cumulative, enter upon the Premises and take possession of any and all Personal Property of Tenant situated within the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase such Personal Property unless otherwise prohibited by law. Landlord shall only be required to give notice if required by law. The requirement of notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Personal Property (including, without limitation, reasonable attorneys' fees and legal expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Contemporaneous with the execution of this Lease, and at any other time during the Lease Term if requested by Landlord, Tenant shall execute and deliver to Landlord, uniform commercial code financing statements (UCC-1) in sufficient form so that when properly filed, the security interest hereby given shall thereupon be perfected. If requested hereafter by Landlord, Tenant shall also execute and deliver to Landlord uniform commercial code financing statement change instruments in sufficient form to reflect any proper amendment or modification in or extension of the aforesaid contract lien and security interest hereby granted. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the California Commercial Code.

NOTICES

All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

To LANDLORD as follows:	SEAGATE TELEGRAPH ASSOCIATES, LLC c/o SEAGATE PROPERTIES, INC. 980 Fifth Avenue San Rafael, CA 94901 Attention: Property Manager

or to such other person at such other address as Landlord may designate by notice to Tenant.

To TENANT as follows:	NILE THERAPEUTICS, A DELAWARE CORPORATION 689 Fifth Avenue 14th Floor New York, NY 10022 Attention: Allan Gordon/Daron Evans

With a copy to:	NILE THERAPEUTICS, A DELAWARE CORPORATION 2850 Telegraph Avenue; Suite 310 Berkeley, CA 94704 Attention: Allan Gordon/Daron Evans

or to such other person at such other address as Tenant may designate by notice to Landlord. Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States Mail in the case of registered or certified mail, and one business day in the case of overnight courier.

QUIET POSSESSION

So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to the terms of this Lease.

REAL ESTATE BROKER

Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any brokers) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

MISCELLANEOUS

UUU.	SUCCESSORS AND ASSIGNS.

Subject to the limits on Tenant's assignment contained in Section 19, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

VVV.	DATE PAYMENTS ARE DUE.

Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within fifteen (15) days of Tenant's receipt of Landlord's statement.

Meaning of "Landlord", "Re-Entry”, "Including" and "Affiliate"

The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

WWW.	TIME OF THE ESSENCE

Time is of the essence of each provision of this Lease.

XXX.	NO OPTION.

This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

YYY.	SEVERABILITY.

The unenforceability of any provision of this Lease shall not affect any other provision.

ZZZ.	GOVERNING LAW.

This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

AAAA.	LEASE MODIFICATION.

Tenant agrees to clarify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise adversely affect Tenant's interests under this Lease.

BBBB.	NO ORAL MODIFICATION.

No modification of this Lease shall be effective unless it is a written modification signed by both parties.

CCCC.	LANDLORD'S RIGHT TO CURE.

If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

DDDD.	CAPTIONS.

The captions used in this Lease shall have no effect on the construction of this Lease.

EEEE.	AUTHORITY.

Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

FFFF.	LANDLORD'S ENFORCEMENT OF REMEDIES.

Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

GGGG.	ENTIRE AGREEMENT.

This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either parry which are not contained in this Lease.

HHHH.	LANDLORD'S TITLE.

Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

IIII.	LIGHT AND AIR RIGHTS.

Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

JJJJ.	SINGULAR AND PLURAL.

Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

KKKK.	NO RECORDING BY TENANT.

Tenant shall not record in any public records any memorandum or any portion of this Lease.

LLLL.	EXCLUSIVITY.

Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

MMMM.	NO CONSTRUCTION AGAINST DRAFTING PARTY.

The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

NNNN.	SURVIVAL.

All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

OOOO.	RENT NOT BASED ON INCOME.

No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

PPPP.	BUILDING MANAGER AND SERVICE PROVIDERS.

Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

QQQQ.	LATE CHARGE AND INTEREST ON LATE PAYMENTS.

Without limiting the provisions of Section 14.A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2.D (2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

RRRR.	TENANT'S FINANCIAL STATEMENTS.

Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

SSSS.	ATTORNEY'S FEES.

If either party defaults in the performance of any terms, covenants, agreements or conditions contained in this Lease and Landlord places enforcement of this Lease or the collection of rent due or to become due hereunder, or recovery of possession of the Premises in the hands of any attorney, or either party files suit upon the same, the non prevailing parry agrees to pay the prevailing party's reasonable attorneys' fees and expenses.

UNRELATED BUSINESS INCOME

If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

HAZARDOUS SUBSTANCES

Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any liabilities, losses, claims, damages, penalties, fines, attorneys' fees and court costs, remediation costs, investigation costs and any other expenses which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant, its agents, employees, contractors or invitees. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing if the requirement for the testing arises from the Tenant's use or activities on or around the Project.

TTTT.	HAZARDOUS SUBSTANCES.

"Hazardous Substances" means any hazardous or toxic substances, materials or waste which are or become regulated by any local government authority, the State of California or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control), defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), petroleum, or any fraction thereof, methyl tertiary butyl ether (MTBE), asbestos, polychlorinated biphenyls, any other applicable federal, state or local law, and the regulations adopted under these laws.

LANDLORD'S LEASE UNDERTAKINGS

Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertaking") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and (b) no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, SEAGATE PROPERTIES, INC., or against any of their respective directors, officers, employees, agents, constituent partners, members, managers, beneficiaries, trustees or representatives. Tenant acknowledges that this Lease may be executed by certain officers of SEAGATE PROPERTIES, INC., not individually but solely on behalf of, and as the authorized nominee and agent for, Landlord, and Tenant and all persons dealing with Landlord waive any right to bring a cause of action against the individuals executing this Lease on behalf of Landlord and must look solely to the Landlord's Real Estate for the enforcement of any claim against Landlord.

OFFER TO LEASE

The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord, and (b) it is fully reviewed, executed and delivered by Landlord to Tenant; provided, however, that upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).

RESERVATION OF RIGHTS

Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) to change the name or street address of the Building; (b) to install, affix and maintain all signs on the exterior and/or interior of the Building; (c) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Section 9, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of Premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area; (d) to change the location of any other tenant, the arrangement, size, character, use or location of entrances or passageways, doors, doorways, corridors, elevators, escalators, stairs, landscaping, toilets or any other parts of the Building, or to change common area to tenant space and tenant space to common area; (e) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (f) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (g) to prohibit the placement of video or other electronic games in the Premises; (h) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (i) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (j) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or exiting the Building; (k) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (1) to retain at all times master keys or pass keys to the Premises. None of the foregoing shall result in any liability of Landlord to Tenant.

MODIFICATION AND FINANCING CONDITIONS

Landlord may obtain financing for the Building, portions thereof, and the operation thereof, secured by mortgages or deeds of trust encumbering the Building. If any mortgage lender should require, as a condition to such financing, or pursuant to rights of approval set forth in the mortgage or deed of trust encumbering the Building, any modification of the terms or conditions of this Lease, Tenant agrees to execute such modification or amendment, provided that, such modification or amendment (a) shall not increase the rental or Tenant's share of any costs additional to minimum rent, (b) shall not materially interfere with Tenant's use or occupancy of the Premises, and (c) shall not materially increase Tenant's obligation hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease dated March 21, 2007, by and between SEAGATE TELEGRAPH ASSOCIATES, LLC, a California limited liability corporation, and NILE THERAPEUTICS, a Delaware corporation, for the above referenced and described Property located at 2850 Telegraph Avenue, Suite 310, Berkeley, California 94704.

LANDLORD:	TENANT:

SEAGATE TELEGRAPH ASSOCIATES, LLC,
a California limited liability corporation

BY: SEAGATE 2850 ASSOCIATES, LLC

ITS: GENERAL PARTNER

By:. /s/ John R. Conely

Name: John R. Conely

Its: Managing Member

Date: March 29, 2007
NILE THERAPEUTICS, a Delaware corporation By:. /s/ Allan Gordon Name: Allan Gordon Its: CEO By: /s/ Daron Evans Name: Daron Evans Its: COO Date: March 27, 2007

Exhibit 10.8

EXHIBIT A

SITE PLAN OF PREMISES

This Exhibit A is attached to and made a part of that certain Lease dated March 21, 2007, by and between SEAGATE TELEGRAPH ASSOCIATES, LLC, a California limited liability corporation, as Landlord, and NILE THERAPEUTICS, a Delaware corporation, as Tenant, in the Building commonly referred to as 2850 Telegraph Avenue, Berkeley, California 94704.

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Exhibit 10.8

EXHIBIT B

RULES AND REGULATIONS

This Exhibit B is attached to and made a part of that certain Lease dated March 21, 2007, by and between SEAGATE TELEGRAPH ASSOCIATES, LLC, a California limited liability corporation, as Landlord, and NILE THERAPEUTICS, a Delaware corporation, as Tenant, in the Building commonly referred to 2850 Telegraph Avenue, Berkeley, California 94704.

1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall, which may, in Landlord's j udgment, appear unsightly from outside of the Project.

2. The Project directory, if any, shall be used by Landlord to display names and locations of tenants in the Project. No tenant shall use or make any changes to such directories without Landlord's prior written consent.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises, unless Tenant is the sole occupant of the Building. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

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8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

12. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep all corridor and exterior doors and windows closed, and during periods which outside temperatures exceed 90 degrees F dry bulb. Tenant shall close all blinds and turn off any unnecessary equipment.

14. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

15. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

16. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

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17. No bicycle (except in those areas which may be designated for bicycles by Landlord) or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

18. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the project accordingly:

(a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

(c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

19. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

20. Tenant shall not disturb the quiet enjoyment of any other tenant.

21. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

22. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

23. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

24. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building or Project Common Areas, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

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25. Tenant shall promptly remove all rubbish and waste from the Premises.

26. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 7 of this Lease, without the prior written consent of Landlord.

27. If required by Landlord, Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from Landlord (or the Project manager) authorizing Building employees to permit such articles to be removed.

28. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

29. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

30. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

31. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

Tenant Initials: _____________

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EXHIBIT C

TENANT IMPROVEMENT AGREEMENT AND WORK LETTER

This Tenant Improvement Agreement and Work Letter ("Work Letter") is executed simultaneously with that certain Office Lease, dated for reference purposes, March 21, 2007, (the "Lease") between NILE THERAPEUTICS, a Delaware corporation as "Tenant", and SEAGATE TELEGRAPH ASSOCIATES, LLC, a California limited liability corporation, as "Landlord", relating to demised premises ("Premises") at the building commonly known as 2850 Telegraph Avenue (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease Letter.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.
Landlord, at its sole cost and expense (subject to the terms and provisions of Section 2 below) shall perform improvements to the Premises in accordance with the following work list (the "Work List") using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Work List are hereinafter referred to as the "Landlord Work". Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

WORK LIST

1. Reuse existing Building standard carpet presently in-place within the Premises;

2. Provide and install demising wall between Suite 310 and Suite 300;

3. Provide interior full height walls to create six private perimeter offices as generally and approximately depicted on the Hook's Design Plan dated 3-20-07, attached as Exhibit C-l;

4. Provide and install six Building Standard interior office doors and frames with building standard hardware and passage sets, no locks.

5. Provide 18-inch glass side-lites at corner office and the adjacent those private offices along south window line.

6. Provide approximately 24 lineal feet of 48-inch high low wall partition in entry area.

7. Provide ring and string telephone outlets in each office, open office and Break Room.

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8. Provide Building Standard electrical distribution per code minimum in each office, Open Office, and Break Room;

9. Provide six lineal foot of upper and lower cabinet with sink in Break Room;

10. Provide Building Standard paint, one coat, to match existing wall colors. Any color changes to be Tenant additional charge.

2.
All other work and upgrades, subject to Landlord's approval, shall be at Tenant's sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any such other work and upgrades as requested or performed by Tenant.

3.
Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant's use.

4.
Tenant acknowledges that the Landlord Work may be performed by Landlord in the Premises during Building Service Hours subsequent to the Commencement Date; Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not delay the Commencement Date; nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

5.
This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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IN WITNESS WHEREOF, the parties hereto have executed this Tenant Improvement Agreement and Work Letter as of the date first above written.

LANDLORD:	TENANT:

SEAGATE TELEGRAPH ASSOCIATES, LLC,
a California limited liability corporation

BY: SEAGATE 2850 ASSOCIATES, LLC

ITS: GENERAL PARTNER

By:. /s/ John R. Conely

Name: John R. Conely

Its: Managing Member

Date: March 29, 2007
NILE THERAPEUTICS, a Delaware corporation By:. /s/ Allan Gordon Name: Allan Gordon Its: CEO By: /s/ Daron Evans Name: Daron Evans Its: COO Date: March 27, 2007

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Exhibit 10.8

EXHIBIT C-l

SCOPE OF WORK/INITIAL PLANS

Landlord shall construct Tenant Improvements, which will be constructed in compliance with all applicable codes and regulations, using Building Standard materials and Building Standard finishes, consistent with that which is presently in the Premises, per the attached floorplan, which has been prepared by Landlord's architect, and which are mutually agreeable to Landlord and Tenant.

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2850 TELEGRAPH AVE.
SUITE 314
BERKELEY, CA

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